UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2009
Date of Report (Date of earliest event reported)

BALSAM VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-32011	52-2219056
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 410-103 East Holly Street, National Bank
Building Bellingham, WA		98225
(Address of principal executive offices)		(Zip Code)

(360) 306-1133
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Approval of 1-for-20 Reverse Stock Split

On May 28, 2009, the sole director of Balsam Ventures, Inc. (the “Company”) approved a one-for-twenty reverse split of the Company’s common stock (the “Reverse Stock Split”). The Company’s sole director believes that tightening the capital structure by completing the Reverse Stock Split will assist the Company in obtaining the financing required to assist the Company in pursuing a new business opportunity.

Upon completion of the Reverse Stock Split, the Company’s authorized capital of common stock will be decreased from 100,000,000 shares, par value $0.001 per share, to 5,000,000 shares, par value $0.001 per share, and the issued and outstanding common stock will be reduced from 30,681,663 shares to approximately 1,534,084 shares (subject to rounding up in the case of fractional shares). The Reverse Stock Split is expected to be effective June 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALSAM VENTURES, INC.

Date: June 2, 2009
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer
and Director